EXHIBIT 10.6

                                                              EXECUTION DOCUMENT

                                   COSI, INC.
                                 FIRST AMENDMENT
                                 ---------------
                    (To Employment Agreement of James Hyatt)

      THIS FIRST AMENDMENT ("Amendment") is made and entered into as of the 18 day of December, 2008, by and between Cosi, Inc., a Delaware corporation ("Cosi"), and James Hyatt ("Mr. Hyatt").

      WHEREAS, Cosi and Mr. Hyatt are parties to that certain Employment Agreement dated as of September 15, 2007 (as amended, the "Employment Agreement"). Defined terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement, as amended hereby; and

      WHEREAS, Cosi and Mr. Hyatt desire to amend the Employment Agreement.

      NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, Cosi and Mr. Hyatt hereby agree as follows:

      1. Medical and Health Benefits. Section 13(d)(i) of the Employment Agreement is hereby amended and modified by inserting the following paragraph at the end of said Section 13(d)(i):

                  "Additionally, in the event Mr. Hyatt's employment hereunder is involuntarily terminated by Cosi other than for Cause or voluntarily terminated by Mr. Hyatt for Good Reason, and provided that Mr. Hyatt timely elects to continue medical and health benefits pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), Cosi shall reimburse Mr. Hyatt for, or otherwise shall pay, the COBRA premiums from the Date of Termination until the earlier of (x) the twelve (12) month anniversary of the Date of Termination or (2) the date on which Mr. Hyatt becomes eligible for healthcare benefits under a health and welfare plans offered by another employer. After expiration of such twelve (12) month period, in accordance with COBRA rules, Mr. Hyatt may, at Mr. Hyatt's option, continue such coverage at Mr. Hyatt's expense without reimbursement by Cosi."

      2. Effective Date of Amendment. Upon execution of this Amendment by Cosi and Mr. Hyatt, this Amendment shall be effective as of the date first above written.

      3. Acknowledgment. Except for the express provisions of this Amendment, all of the terms, covenants and conditions of the Employment Agreement, and all of the respective rights and obligations of Cosi and Mr. Hyatt hereunder and thereunder, shall remain in full force and effect during the term of the Employment Agreement, and are not otherwise modified, altered, amended, revised or changed.

      IN WITNESS WHEREOF, Cosi and Mr. Hyatt have duly executed this Amendment as of the date first above written.

                                      COSI, INC., a Delaware corporation


By: /s/ James Hyatt                   By: /s/ Robert Merritt
    -------------------------------       -------------------------------------
    JAMES HYATT                           Robert Merritt, Chairman of the Board

Date: December 18, 2008.              Date: December 18, 2008.